Erickson & Sederstrom
                           A Professional Corporation

                               Regency Westpointe
                     10330 Regency Parkway Drive, Suite 100
                           Omaha, Nebraska 68114-3761
                                November 20, 1998



Board of Directors
Transaction Systems Architects, Inc.
224 South 108th Avenue
Omaha, Nebraska  68154

Re:  Transaction Systems Architects, Inc. (the "Company")

Gentlemen:

     We refer to the registration, on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of $30,000,000 of deferred compensation obligations (the "Obligations") of the Company under the Company's Deferred Compensation Plan (the "Plan"). We have reviewed the Plan, the Deferred Compensation Plan Trust, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the Plan, and such other documents, corporate records and questions of laws as we have deemed necessary to the rendering of the opinions expressed below.

     Based upon the foregoing, we are of the opinion that the Obligations, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights and remedies of creditors generally, by the effect of general principles of equity (whether in an action at law or a proceeding in equity), or by the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

     We express on opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska.

     We hereby consent to the filing of this opinion as a exhibit to the Registration Statement.

                                             Very truly yours,

                                             Samuel E. Clark